Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES COMPLETION OF MERGER WITH

PROGRESS FINANCIAL CORPORATION

GREENVILLE, SC – January 3, 2023 – United Community Banks, Inc. (NASDAQ: UCBI) (United) completed its merger with Progress Financial Corporation (Progress), effective January 3, 2023. In this transaction, Progress’s bank subsidiary, Progress Bank and Trust, was merged into United’s bank subsidiary, United Community Bank. Progress will now operate under the United brand.

Progress is headquartered in Huntsville, Alabama and operates a 14-branch network in Alabama markets including Birmingham, Daphne, Decatur, Florence and Tuscaloosa; and on the Florida Panhandle from Destin to Panama City. Progress has organically built a valuable franchise with a focus on providing excellent service and growing deep customer relationships in its fast-growing southeastern markets. As of September 30, 2022, Progress reported total assets of $1.7 billion, total loans of $1.4 billion, and total deposits of $1.5 billion.

“We are very pleased and grateful to be able to welcome this group of talented bankers to the United team. Progress has a culture much like ours with a commitment to community engagement, customer service, and the employee experience,” said Lynn Harton, Chairman and Chief Executive Officer of United. “Chairman and Chief Executive Officer David Nast founded Progress in 2008 with a goal of providing the products and services of a larger bank, but with the attention and local service that customers deserve—the same model we strive to execute at United. We look forward to continuing to grow together.”

Mr. Nast stated, “We are excited to be joining United, where we can continue with our founding principles and dedication to community service and relationship banking. We have growth opportunities, including many from new offices and markets added over the past two years, that we know will accelerate with United. Our partnership provides us the immediate benefit of being able to better serve our customers with a larger balance sheet and expanded products and services. I am proud to be a part of the United team and look forward to leading the Alabama and Florida Panhandle markets.”

Piper Sandler & Co. acted as financial advisor to United, and Nelson Mullins Riley & Scarborough LLP served as United’s legal advisor. Stephens Inc. served as financial advisor to Progress, and Maynard Cooper & Gale, PC served as Progress’ legal advisor.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) provides a full range of banking, wealth management and mortgage services for relationship-oriented consumers and business owners. As of September 30, 2022, and including Progress, United had $25.4 billion in assets and 207 offices in Alabama, Florida, Georgia, North Carolina, South Carolina, and Tennessee, along with a national SBA lending franchise and a national equipment lending subsidiary. The company, known as "The Bank That SERVICE Built," has been recognized nationally for delivering award-winning service. In 2022, J.D. Power ranked United highest in customer satisfaction with consumer banking in the Southeast, marking eight out of the last nine years United earned the coveted award. Forbes recognized United as one of the top ten World's Best Banks in 2022. Forbes also included United on its 2022 list of the 100 Best Banks in America for the ninth consecutive year. United also received ten Greenwich Excellence Awards in 2021 for excellence in Small Business Banking and Middle Market Banking, including national awards for Overall Satisfaction and Likelihood to Recommend. United was also named one of the "Best Banks to Work For" by American Banker in 2022 for the sixth consecutive year based on employee satisfaction. Additional information about United can be found at www.ucbi.com.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the merger and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on United’s capital ratios. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger of customer, supplier, employee or other business partner relationships, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (4) risks relating to the integration of Progress’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) risks associated with United’s pursuit of future acquisitions, (6) the risks associated with expansion into new geographic or product markets, and (7) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2021, and other documents subsequently filed by United with the U.S. Securities and Exchange Commission.

Many of these factors are beyond United’s and Progress’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and neither United nor Progress undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United or Progress to predict their occurrence or how they will affect United or Progress.

United and Progress qualify all forward-looking statements by these cautionary statements.